INCORPORATED UNDER THE LAWS OF NEVADA

NUMBER     SHARES

                          PHOTOVOLTAICS SOLAR CELLS, INC.
                                  Common Stock
                            Par Value $.0001 Per Share

THIS CERTIFIES THAT:________________________________________________________
is the registered holder of _____________________________________ shares of the
Common Stock, par value $.0001 per share, of Photovoltaics Solar Cells, Inc., a Nevada corporation, transferable on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate duly endorsed.

    IN WITNESS, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal is hereunto affixed this the ______ day of _____________________, A.D. _______.


___________________________                    ____________________________
     PRESIDENT                              SECRETARY

CERTIFICATE
FOR
__________
SHARES
of Common Stock
par value $.0001 per share
of Photovoltaics Solar Cells, Inc.
ISSUED TO
___________________
DATED
___________________

     FOR VALUE RECEIVED, ____________________ sells, assigns and transfers unto ___________________________________________________ ___________________ Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint _________________________________________ attorney to transfer the said ares on the books of the within named corporation with full power of substitution in the premises.

Dated ______________ _____, _________

                                   ____________________________________

In Presence of
____________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION
 OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.